Exhibit Number
99.1

Investor Contact:	Kevin Hammons
President and
Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2023 RESULTS

FRANKLIN, Tenn. (February 20, 2024) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2023.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, "Operational and financial results improved in 2023 as patient demand for our services increased, resulting in growth in same-store admissions, adjusted admissions, surgeries and ER visits. Our staff recruitment and retention initiatives generated solid gains in the number of bedside nurses and other patient care positions in our hospitals, which significantly reduced contract labor utilization. We also experienced growth that is directly attributable to our investments in facility expansions, physician recruitment and service line development. We expect this progress and momentum to continue in 2024.”

The following highlights the financial and operating results for the three months ended December 31, 2023.

•
Net operating revenues totaled $3.181 billion.
•
Net income attributable to Community Health Systems, Inc. stockholders was $46 million, or $0.35 per share (diluted), compared to $414 million, or $3.18 per share (diluted), for the same period in 2022. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.41) per share (diluted), compared to net income of $1.50 per share (diluted) for the same period in 2022.
•
Adjusted EBITDA was $386 million.
•
Net cash provided by operating activities was $90 million for the three months ended December 31, 2023, compared to $9 million for the same period in 2022.
•
Approximately $402 million principal amount of notes outstanding were extinguished via repurchases during the three months ended December 31, 2023.
•
Completed offering of $1.000 billion Senior Secured Notes due 2032 and used proceeds to purchase $985 million of Senior Secured Notes due 2026 via a tender offer.
•
On a same-store basis, admissions increased 1.9 percent and adjusted admissions increased 3.6 percent, compared to the same period in 2022.

Three Months Ended December 31, 2023

Net operating revenues for the three months ended December 31, 2023, totaled $3.181 billion, a 1.2 percent increase compared to $3.142 billion for the same period in 2022. On a same-store basis, net operating revenues increased 4.1 percent for the three months ended December 31, 2023, compared to the same period in 2022. Net operating revenues for the three months ended December 31, 2023, reflect a 0.7 percent increase in admissions and a 1.9 percent increase in adjusted admissions, compared to the same period in 2022. On a same-store basis, admissions increased 1.9 percent and adjusted admissions increased 3.6 percent for the three months ended December 31, 2023, compared to the same period in 2022.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

Net income attributable to Community Health Systems, Inc. stockholders was $46 million, or $0.35 per share (diluted), for the three months ended December 31, 2023, compared to $414 million, or $3.18 per share (diluted), for the same period in 2022. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.41) per share (diluted) for the three months ended December 31, 2023, compared to net income of $1.50 per share (diluted) for the same period in 2022. Pandemic relief funds did not materially impact net income attributable to Community Health Systems, Inc. stockholders during the three months ended December 31, 2023 and 2022.

Adjusted EBITDA for the three months ended December 31, 2023, was $386 million compared to $404 million for the same period in 2022. Pandemic relief funds did not materially impact Adjusted EBITDA during the three months ended December 31, 2023 and 2022.

The decrease in net income attributable to Community Health Systems, Inc. stockholders and the decrease in Adjusted EBITDA for the three months ended December 31, 2023, compared to the same period in 2022, are primarily due to higher costs for supplemental reimbursement programs, increased rates for outsourced medical specialists, and higher costs for professional liability insurance, partially offset by stronger inpatient volumes, increased reimbursement rates and reduced expense for contract labor.

Year Ended December 31, 2023

Net operating revenues for the year ended December 31, 2023, totaled $12.490 billion, a 2.3 percent increase compared to $12.211 billion for the same period in 2022. On a same-store basis, net operating revenues increased 4.8 percent for the year ended December 31, 2023, compared to the same period in 2022. Net operating revenues for the year ended December 31, 2023, reflect a 0.3 percent increase in admissions and a 1.7 percent increase in adjusted admissions, compared to the same period in 2022. On a same-store basis, admissions increased 3.5 percent and adjusted admissions increased 5.3 percent for the year ended December 31, 2023, compared to the same period in 2022.

Net loss attributable to Community Health Systems, Inc. stockholders was $(133) million, or $(1.02) per share (diluted), for the year ended December 31, 2023, compared to net income of $46 million, or $0.35 per share (diluted), for the same period in 2022. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(1.39) per share (diluted) for the year ended December 31, 2023, compared to $(1.38) per share (diluted) for the same period in 2022. During the year ended December 31, 2023, pandemic relief funds did not materially impact net loss attributable to Community Health Systems, Inc. stockholders. During the year ended December 31, 2022, pandemic relief funds had a positive impact on net loss attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $133 million, or $1.02 on a per share (diluted) basis.

Adjusted EBITDA for the year ended December 31, 2023, was $1.453 billion compared to $1.466 billion for the same period in 2022. During the year ended December 31, 2023, pandemic relief funds did not materially impact Adjusted EBITDA. During the year ended December 31, 2022, pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $173 million.

The increase in net (loss) income attributable to Community Health Systems, Inc. stockholders and the decrease in Adjusted EBITDA for the year ended December 31, 2023, compared to the same period in 2022, are primarily due to unfavorable changes in payor mix, a reduction in pandemic relief funds recognized, increased salaries and benefits expense, higher costs for professional liability insurance, and increased rates for outsourced medical specialists, partially offset by stronger inpatient and outpatient volumes, increased reimbursement rates, higher acuity, an increase in non-patient revenue and reduced expense for contract labor.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

Financing Activity

During the three months ended December 31, 2023, the Company extinguished approximately $402 million principal amount of notes through a combination of open market purchases, and privately negotiated repurchases with a limited number of holders. Additionally, the Company completed a private offering of $1.000 billion principal amount of 10.875% Senior Secured Notes due 2032 on December 22, 2023 and used the net proceeds, together with cash on hand, to purchase $985 million aggregate principal amount of its 8.000% Senior Secured Notes due 2026 through a tender offer which was funded on December 28, 2023. Together, these transactions resulted in the recognition of a pre-tax gain from early extinguishment of debt of approximately $72 million during the three months ended December 31, 2023.

Other

During 2023, the Company completed the divestiture of eight hospitals and the sale of a majority interest in another hospital. On January 1, 2023, the Company completed the divestiture of one hospital (in respect of which the Company received proceeds at a preliminary closing on December 31, 2022). On April 1, 2023, the Company completed the divestiture of one hospital. On July 1, 2023, the Company completed the divestiture of one hospital. On September 1, 2023, the Company completed the sale of a majority interest in one hospital. On November 1, 2023, the Company completed the divestiture of two hospitals. On December 1, 2023, the Company completed the divestiture of three hospitals.

Financial and statistical data for 2023 and 2022 presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested or closed in 2023 and 2022.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), gain on sale of equity interests in Macon Healthcare, LLC as completed during the third quarter of 2021, expense related to government and other legal matters and related costs, income during the fourth quarter of 2021 associated with the settlement of litigation for the recovery of amounts of certain professional liability claims settled in 2020 covered by third-party insurance policies, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust Purchasing Group, L.P. (“HealthTrust”) of a majority interest in CoreTrust Holdings, LLC (“CoreTrust”) completed during the fourth quarter of 2022. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income (loss) attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16, 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2024 annual earnings guidance. The 2024 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 40 distinct markets across 15 states. As of February 20, 2024, the Company’s subsidiaries own or lease 71 affiliated hospitals with approximately 12,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, February 21, 2024 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2023. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net operating revenues	$3,181	$3,142	$12,490	$12,211
Net income (f)	85	446	16	179
Net income (loss) attributable to Community Health Systems, Inc. stockholders	46	414	(133)	46
Adjusted EBITDA (c)	386	404	1,453	1,466
Net cash provided by operating activities	90	9	210	300

Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.35	$3.21	$(1.02)	$0.35
Diluted (e), (f)	0.35	3.18	(1.02)	0.35

Weighted-average number of shares outstanding (d):
Basic	131	129	130	129
Diluted	132	130	130	130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2023		2022

		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,181	100.0%	$3,142	100.0%
Operating costs and expenses:
Salaries and benefits	1,374	43.2%	1,357	43.2%
Supplies	509	16.0%	498	15.8%
Other operating expenses	849	26.7%	826	26.4%
Lease cost and rent	79	2.5%	82	2.6%
Pandemic relief funds	-	-%	(2)	(0.1)%
Depreciation and amortization	121	3.8%	136	4.3%
Impairment and (gain) loss on sale of businesses, net (f)	(78)	(2.5)%	17	0.5%
Total operating costs and expenses	2,854	89.7%	2,914	92.7%
Income from operations (f)	327	10.3%	228	7.3%
Interest expense, net	209	6.6%	205	6.6%
Gain from early extinguishment of debt	(72)	(2.3)%	(180)	(5.7)%
Gain from CoreTrust Transaction	-	-%	(119)	(3.8)%
Equity in earnings of unconsolidated affiliates	(3)	(0.1)%	(3)	(0.1)%
Income before income taxes	193	6.1%	325	10.3%
Provision for (benefit from) income taxes	108	3.4%	(121)	(3.9)%
Net income (f)	85	2.7%	446	14.2%
Less: Net income attributable to noncontrolling interests	39	1.3%	32	1.0%
Net income attributable to Community Health Systems, Inc. stockholders	$46	1.4%	$414	13.2%
Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.35		$3.21
Diluted (e), (f)	$0.35		$3.18
Weighted-average number of shares outstanding (d):
Basic	131		129
Diluted	132		130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2023		2022
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$12,490	100.0%	$12,211	100.0%
Operating costs and expenses:
Salaries and benefits	5,415	43.4%	5,330	43.6%
Supplies	1,993	16.0%	1,975	16.2%
Other operating expenses	3,388	27.0%	3,336	27.3%
Lease cost and rent	319	2.6%	317	2.6%
Pandemic relief funds	-	-%	(173)	(1.4)%
Depreciation and amortization	505	4.0%	534	4.4%
Impairment and (gain) loss on sale of businesses, net (f)	(87)	(0.7)%	71	0.6%
Total operating costs and expenses	11,533	92.3%	11,390	93.3%
Income from operations (f)	957	7.7%	821	6.7%
Interest expense, net	830	6.7%	858	7.0%
Gain from early extinguishment of debt	(72)	(0.6)%	(253)	(2.1)%
Gain from CoreTrust Transaction	-	-%	(119)	(1.0)%
Equity in earnings of unconsolidated affiliates	(8)	(0.1)%	(14)	(0.1)%
Income before income taxes	207	1.7%	349	2.9%
Provision for income taxes	191	1.6%	170	1.4%
Net income (f)	16	0.1%	179	1.5%
Less: Net income attributable to noncontrolling interests	149	1.2%	133	1.1%
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(133)	(1.1)%	$46	0.4%
(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(1.02)		$0.35
Diluted (e), (f)	$(1.02)		$0.35
Weighted-average number of shares outstanding (d):
Basic	130		129
Diluted	130		130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net income	$85	$446	$16	$179
Other comprehensive income (loss), net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	7	2	6	(17)
Amortization and recognition of unrecognized pension cost components, net of tax	1	10	1	10
Other comprehensive income (loss)	8	12	7	(7)
Comprehensive income	93	458	23	172
Less: Comprehensive income attributable to noncontrolling interests	39	32	149	133
Comprehensive income (loss) attributable to Community Health Systems, Inc. stockholders	$54	$426	$(126)	$39

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31,
	Consolidated			Same-Store
	2023	2022	% Change	2023	2022	% Change
Number of hospitals (at end of period)	71	80		71	71
Licensed beds (at end of period)	11,902	12,832		11,902	11,884
Beds in service (at end of period)	10,234	10,936		10,234	10,081
Admissions	110,874	110,084	0.7%	105,092	103,101	1.9%
Adjusted admissions	252,875	248,072	1.9%	239,707	231,489	3.6%
Patient days	503,631	506,387		473,380	475,858
Average length of stay (days)	4.5	4.6		4.5	4.6
Occupancy rate (average beds in service)	53.5%	50.0%		50.3%	51.3%
Net operating revenues	$3,181	$3,142	1.2%	$3,105	$2,984	4.1%
Net inpatient revenues as a % of net operating
revenues	46.0%	46.3%		45.7%	46.5%
Net outpatient revenues as a % of net operating
revenues	54.0%	53.7%		54.3%	53.5%
Income from operations (f)	$327	$228	43.4%
Income from operations as a % of net operating revenues	10.3%	7.3%
Depreciation and amortization	$121	$136
Equity in earnings of unconsolidated affiliates	$(3)	$(3)
Net income attributable to Community Health Systems, Inc. stockholders	$46	$414	-88.9%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	1.4%	13.2%
Adjusted EBITDA (c)	$386	$404	-4.5%
Adjusted EBITDA as a % of net operating revenues	12.1%	12.9%
Net cash provided by operating activities	$90	$9	900.0%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Year Ended December 31,
	Consolidated			Same-Store
	2023	2022	% Change	2023	2022	% Change
Number of hospitals (at end of period)	71	80		71	71
Licensed beds (at end of period)	11,902	12,832		11,902	11,884
Beds in service (at end of period)	10,234	10,936		10,234	10,081
Admissions	435,913	434,765	0.3%	413,529	399,355	3.5%
Adjusted admissions	992,552	975,737	1.7%	942,074	894,388	5.3%
Patient days	1,957,536	2,052,864		1,864,128	1,895,988
Average length of stay (days)	4.5	4.7		4.5	4.7
Occupancy rate (average beds in service)	52.4%	49.2%		49.9%	51.5%
Net operating revenues	$12,490	$12,211	2.3%	$12,009	$11,457	4.8%
Net inpatient revenues as a % of net operating
revenues	46.6%	46.8%		46.4%	46.9%
Net outpatient revenues as a % of net operating
revenues	53.4%	53.2%		53.6%	53.1%
Income from operations (f)	$957	$821	16.6%
Income from operations as a % of net operating revenues	7.7%	6.7%
Depreciation and amortization	$505	$534
Equity in earnings of unconsolidated affiliates	$(8)	$(14)
Net (loss) income attributable to Community
Health Systems, Inc. stockholders	$(133)	$46	-389.1%
Net (loss) income attributable to Community
Health Systems, Inc. stockholders as a %
of net operating revenues	-1.1%	0.4%
Adjusted EBITDA (c)	$1,453	$1,466	-0.9%
Adjusted EBITDA as a % of net operating revenues	11.6%	12.0%
Net cash provided by operating activities	$210	$300	-30.0%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$38	$118
Patient accounts receivable	2,231	2,040
Supplies	328	353
Prepaid income taxes	76	99
Prepaid expenses and taxes	260	237
Other current assets	275	235
Total current assets	3,208	3,082
Property and equipment:
Land and improvements	474	497
Buildings and improvements	5,951	6,038
Equipment and fixtures	3,086	3,104
Property and equipment	9,511	9,639
Less accumulated depreciation and amortization	(4,304)	(4,274)
Property and equipment, net	5,207	5,365
Goodwill	3,958	4,166
Deferred income taxes	29	49
Other assets, net of accumulated amortization of $1,494 and $1,392 at December 31, 2023 and 2022, respectively	2,053	2,007
Total assets	$14,455	$14,669

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$21	$21
Current operating lease liabilities	124	148
Accounts payable	912	773
Accrued liabilities:
Employee compensation	571	637
Accrued interest	160	189
Other	354	418
Total current liabilities	2,142	2,186
Long-term debt (g)	11,466	11,614
Deferred income taxes	369	354
Long-term operating lease liabilities	563	605
Other long-term liabilities	739	644
Total liabilities	15,279	15,403
Redeemable noncontrolling interests in equity of consolidated subsidiaries	323	541
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $.01 par value per share, 300,000,000 shares authorized; 136,774,911 shares issued and outstanding at December 31, 2023, and 134,703,717 shares issued and outstanding at December 31, 2022	1	1
Additional paid-in capital	2,185	2,084
Accumulated other comprehensive loss	(14)	(21)
Accumulated deficit	(3,564)	(3,431)
Total Community Health Systems, Inc. stockholders’ deficit	(1,392)	(1,367)
Noncontrolling interests in equity of consolidated subsidiaries	245	92
Total stockholders’ deficit	(1,147)	(1,275)
Total liabilities and stockholders’ deficit	$14,455	$14,669

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Year Ended December 31,
	2023	2022

Cash flows from operating activities
Net income	$16	$179
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	505	534
Deferred income taxes	35	165
Stock-based compensation expense	22	20
Impairment and (gain) loss on sale of businesses, net (f)	(87)	71
Gain from early extinguishment of debt	(72)	(253)
Gain from CoreTrust Transaction	-	(119)
Other non-cash expenses, net	181	182
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(193)	22
Supplies, prepaid expenses and other current assets	(82)	(128)
Accounts payable, accrued liabilities and income taxes	(50)	(158)
Other	(65)	(215)
Net cash provided by operating activities	210	300

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(38)	(9)
Purchases of property and equipment	(467)	(415)
Proceeds from disposition of hospitals and other ancillary operations	432	89
Proceeds from sale of property and equipment	28	38
Purchases of available-for-sale debt securities and equity securities	(137)	(114)
Proceeds from sales of available-for-sale debt securities and equity securities	232	110
Distribution of CoreTrust proceeds	-	121
Purchases of investments in unconsolidated affiliates	(11)	(19)
Increase in other investments	(65)	(60)
Net cash used in investing activities	(26)	(259)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(4)	(8)
Deferred financing costs and other debt-related costs	(3)	(74)
Proceeds from noncontrolling investors in joint ventures	5	13
Redemption of noncontrolling investments in joint ventures	(1)	(5)
Distributions to noncontrolling investors in joint ventures	(141)	(125)
Other borrowings	39	48
Issuance of long-term debt	989	1,535
Proceeds from ABL Facility	3,176	542
Repayments of long-term indebtedness	(4,324)	(2,356)
Net cash used in financing activities	(264)	(430)

Net change in cash and cash equivalents	(80)	(389)
Cash and cash equivalents at beginning of period	118	507
Cash and cash equivalents at end of period	$38	$118

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested or closed in 2023 and 2022. There were no discontinued operations reported for 2023 and 2022.
(b)
The following table provides information needed to calculate earnings (loss) per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss) attributable to Community Health Systems, Inc. stockholders:
Net income	$85	$446	$16	$179
Less: Income attributable to noncontrolling interests, net of taxes	39	32	149	133
Net income (loss) attributable to Community Health Systems, Inc. stockholders — basic and diluted	$46	$414	$(133)	$46

(c)
EBITDA is a non-GAAP financial measure which consists of net income (loss) attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, gain on sale of equity interests in Macon Healthcare, LLC as completed during the third quarter of 2021, expense related to government and other legal matters and related costs, income during the fourth quarter of 2021 associated with the settlement of litigation for the recovery of amounts of certain professional liability claims settled in 2020 covered by third-party insurance policies, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust of a majority interest in CoreTrust completed during the fourth quarter of 2022. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income (loss) attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss) attributable to Community Health
Systems, Inc. stockholders	$46	$414	$(133)	$46
Adjustments:
Provision for (benefit from) income taxes	108	(121)	191	170
Depreciation and amortization	121	136	505	534
Net income attributable to noncontrolling interests	39	32	149	133
Interest expense, net	209	205	830	858
Gain from early extinguishment of debt	(72)	(180)	(72)	(253)
Impairment and (gain) loss on sale of businesses, net	(78)	17	(87)	71
Gain from CoreTrust Transaction	-	(119)	-	(119)
Expense from government and other legal matters and related costs	3	-	36	5
Expense from business transformation costs	9	-	22	-
Expense related to employee termination benefits and other restructuring charges	1	5	12	6
Change in estimate for professional claims liability related to divested locations	-	15	-	15
Adjusted EBITDA	$386	$404	$1,453	$1,466

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Weighted-average number of shares outstanding - basic	131	129	130	129
Add effect of dilutive securities:
Stock awards and options	1	1	-	1
Weighted-average number of shares outstanding - diluted	132	130	130	130

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for the year ended December 31, 2023, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 422,487 shares during the year ended December 31, 2023.

(e)
The following supplemental table reconciles net income (loss) attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss) per share (diluted), as reported	$0.35	$3.18	$(1.02)	$0.35
Adjustments:
Gain from early extinguishment of debt	(0.47)	(1.18)	(0.47)	(1.60)
Impairment and (gain) loss on sale of businesses, net	(0.37)	0.10	(0.33)	0.42
Gain from CoreTrust Transaction	-	(0.71)	-	(0.71)
Expense from government and other legal matters and related costs	0.02	-	0.22	0.03
Expense from business transformation costs	0.05	-	0.13	-
Expense related to employee termination benefits and other restructuring charges	-	0.03	0.07	0.04
Change in estimate for professional claims liability related to divested locations	-	0.09	-	0.09
Net (loss) income per share (diluted), excluding adjustments	$(0.41)	$1.50	$(1.39)	$(1.38)

(f)
Both income from operations and net income included a net non-cash income of $78 million and expense of $17 million for the three months ended December 31, 2023 and 2022, respectively, and a net non-cash income of $87 million and expense of $71 million for the years ended December 31, 2023 and 2022, respectively, primarily from gains and losses on the sale of certain businesses during such periods and also impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for closure, sale or sold. These gains, losses and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At December 31, 2023, the Company had outstanding borrowings of $247 million and approximately $637 million of additional borrowing capacity (after taking into consideration $81 million of outstanding letters of credit) under the ABL Facility.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2024. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2024 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2024 Projection Range
Net operating revenues (in millions)	$12,300	to	$12,700
Adjusted EBITDA (in millions)	$1,475	to	$1,625
Net loss per share - diluted	$(0.65)	to	$(0.05)
Weighted-average diluted shares (in millions)	132	to	133

The following assumptions were used in developing the 2024 guidance provided above:

•
The Company’s projections exclude the following:

•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Impairment of goodwill and long-lived assets;
•
The impact of any potential future divestitures;
•
Gains or losses from the sales of businesses;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures;
•
Expense for third-party consulting costs associated with significant process and systems redesign across multiple functions as part of the Company's previously disclosed business transformation initiative; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

• Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.0% for 2024. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

• Interest expense is estimated to be between $820 million and $840 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $730 million to $750 million. Total fixed rate debt is expected to average approximately 99% of total debt during 2024.

• Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.2% to 1.3% for 2024.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

• Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.8% to 0.9% for 2024.

A reconciliation of the Company’s projected 2024 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2024
	Low	High
Net loss attributable to Community Health Systems, Inc.
stockholders (1)	$(86)	$(7)
Adjustments:
Depreciation and amortization	490	510
Interest expense, net	820	840
Provision for income taxes	106	122
Net income attributable to noncontrolling interests	145	160
Adjusted EBITDA (1)	$1,475	$1,625

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses and expense from government and other legal matters and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

_
2024
Guidance
Total	$350	to	$400

•
Net cash provided by operating activities, including estimated cash payments for income taxes of $150 million to $200 million, are projected as follows (in millions):

2024
Guidance
Total	$500	to	$650

•
Diluted weighted-average shares outstanding are projected to be approximately 132 million to 133 million for 2024.

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the current negative macroeconomic conditions, ongoing inflationary pressures that have significantly increased and may continue to significantly increase our expenses, the current high interest rate environment, ongoing challenging labor market conditions and labor shortages, and current geopolitical instability, as well as the potential impact on us of financial, credit and capital conditions, including the potential impact of such conditions on our ability to access credit, liquidity and capital market sources on acceptable terms or at all;
•
the impact of current or future federal and state health reform initiatives;
•
the extent to and manner in which states adopt changes to Medicaid programs, implement health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;
•
our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;
•
the impact of competitive labor market conditions and the shortage of nurses, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation and competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;
•
changes in medical or other technology;
•
any failure of our ongoing process of redesigning and consolidating key business functions, including through the implementation of a new core enterprise resource planning system, to proceed as expected or to be completed successfully;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

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CYH Announces Fourth Quarter 2023 Results

February 20, 2024

•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to recognize expected synergies from acquisitions;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors and officers liability insurance;
•
timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the impact of any future developments related to COVID-19 and the COVID-19 pandemic on our business, results of operations, financial condition, and/or cash flows;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2023 and other filings filed with the SEC.

The consolidated operating results for the three months and year ended December 31, 2023, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2024 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-